EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-117720 and 333-111225 on Form S-3/S-8 of Oppenheimer Holdings Inc. of our report dated May 9, 2004 with respect to the financial statements of the Wealth Management Division of CIBC World Markets Corp. (A Carve-out Entity) for the years ended October 31, 2002 and 2001 appearing in this Current Report on Form 8-K/A.

"Ernst & Young LLP"

Ernst & Young LLP

New York, New York

August 9, 2004